Exhibit 10.2

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

dated and effective as of

April 15, 2016,

among

NUANCE COMMUNICATIONS, INC.,

each Subsidiary of Borrower identified herein,

and

BARCLAYS BANK PLC,

as Administrative Agent

TABLE OF CONTENTS

		Page
ARTICLE I.

DEFINITIONS

Section 1.01.	Credit Agreement	1
Section 1.02.	Other Defined Terms	1

ARTICLE II.

GUARANTEE

Section 2.01.	Guarantee	5
Section 2.02.	Guarantee of Payment	5
Section 2.03.	No Limitations, etc.	5
Section 2.04.	Reinstatement	7
Section 2.05.	Agreement To Pay; Subrogation	7
Section 2.06.	Information	7
Section 2.07.	Maximum Liability	7
Section 2.08.	Keepwell	7

ARTICLE III.

PLEDGE OF SECURITIES

Section 3.01.	Pledge	8
Section 3.02.	Delivery of the Pledged Collateral	8
Section 3.03.	Representations, Warranties and Covenants	9
Section 3.04.	Registration in Nominee Name; Denominations	10
Section 3.05.	Voting Rights; Dividends and Interest, etc.	10

ARTICLE IV.

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01.	Security Interest	12
Section 4.02.	Representations and Warranties	13
Section 4.03.	Covenants	14
Section 4.04.	Other Actions	16
Section 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	17

ARTICLE V.

REMEDIES

Section 5.01.	Remedies Upon Default	18
Section 5.02.	Application of Proceeds	19
Section 5.03.	Grant of License To Use Intellectual Property	20
Section 5.04.	Securities Act, etc.	21

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GUARANTEE AND COLLATERAL AGREEMENT dated and effective as of April 15, 2016 (this “Agreement”), among NUANCE COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower identified herein as a party (including pursuant to Section 7.17) (each, a “Subsidiary Party”) and BARCLAYS BANK PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined below).

Reference is made to the Revolving Credit Agreement dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, the Administrative Agent, and the other parties party thereto.

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement; provided that the term “Letter of Credit,” for the purposes of Sections 4.01(a)(D) and 4.04(e) hereof only, shall have the meaning assigned to such term in the New York UCC. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC. The Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyright Security Agreement” means an agreement substantially in the form of Exhibit III hereto.

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Copyright License,” any third party licensor): (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule 12(a) to the Perfection Certificate.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Property” shall mean (i) voting Equity Interests of a Controlled Foreign Subsidiary or a CFC Holdco, in excess of 65% of the voting Equity Interests of such Controlled Foreign Subsidiary or CFC Holdco (taking into account the aggregate Pledged Stock in such Controlled Foreign Subsidiary or CFC Holdco pledged by the Borrower and the Subsidiary Parties in the aggregate), (ii) vehicles, aircraft and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by the filing of a Uniform Commercial Code financing statement or the equivalent under other applicable law), (iii) any property where the grant of a security interest therein is prohibited by law or requires government or regulatory third party consents required pursuant to applicable law that have not been obtained, in each case, after giving effect to applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction or results in material adverse accounting or regulatory consequences as reasonably determined by Borrower, (iv) margin stock and Equity Interests in any person other than Wholly-Owned Subsidiaries that are not Unrestricted Subsidiaries to the extent not permitted by the terms of such person’s organizational or joint venture documents except to the extent such prohibition is rendered ineffective after giving effect to applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction, (v) any property where the cost of obtaining a security interest in, or perfection of, such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined in writing by the Borrower and the Administrative Agent, (vi) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction, (vii) any lease, license or agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement permitted by the Loan Documents to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti assignment provisions of the Uniform Commercial Code or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, (viii) any intent-to-use Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application under applicable federal law; (ix) any property of any Subsidiary acquired after the Closing Date that is in existence at the time such Subsidiary is acquired and subject to a Lien securing pre-existing secured Indebtedness permitted to be assumed under the Loan Documents and not incurred in anticipation of the acquisition by the Borrower or applicable Guarantor of such property, to the extent that the granting of a security interest in such property would be prohibited under the terms of such secured Indebtedness after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than the Proceeds and Receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction, (x) Equity Interests in Unrestricted Subsidiaries, captive insurance companies and special purpose entities, (xi) Deposit Accounts solely to the extent used exclusively to hold funds in trust for the benefit of third parties in respect of (A) payroll, healthcare and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow, defeasance and redemption accounts and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account, (xii) any assets to the extent a security interest in such assets could result in material adverse tax consequences to Borrower or any of its Subsidiaries as reasonably determined by the Borrower in consultation with the Collateral Agent, and (xiii) Letter-of-Credit Rights with value in excess of $40,000,000 and Commercial Tort Claims with value in excess of $10,000,000 (in each case, except to the extent a security interest therein can be perfected by the filing of a Uniform Commercial Code financing statement or the equivalent under other applicable law); provided, however, that Excluded Property shall not include Proceeds, substitutions or replacements of any Excluded Property referred to in the foregoing clauses (i) through (xiii) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in the foregoing clauses (i) through (xiii)).

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Guarantors” means the Subsidiary Parties, solely with respect to Obligations of the other Loan Parties.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit (as defined in the Credit Agreement), when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all Hedging Obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement and (c) Cash Management Obligations of the Borrower or any Subsidiary under any Secured Cash Management Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Patent License,” any third party licensor): (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction and all reissues and extensions thereof, (b) all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, and all provisionals, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and (c) the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Borrower and each other Loan Party and the chief legal officer of the Borrower and each other Loan Party, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement and the terms hereof.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” means the Borrower and each Subsidiary Party.

“Secured Parties” means (a) the Lenders (and any Affiliate of a Lender), (b) the Administrative Agent, (c) each Issuing Bank, (d) each Hedge Bank, (e) each Cash Management Bank, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Party” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Time of the Annual Report” has the meaning assigned to such term in Section 4.05(d).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Trademark License,” any third party licensor): (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any); and all registration applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II.

GUARANTEE

Section 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Administrative Agent, for the benefit of the Secured Parties, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower and each Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee, and notice of protest for nonpayment.

Section 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

Section 2.03. No Limitations, etc.

(a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by:

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Secured Party for the Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Obligations);

(vi) any illegality, lack of validity or enforceability of any Obligation;

(vii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation;

(viii) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Administrative Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

(ix) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or the Guarantor or any other guarantor or surety,

Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities). The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.

Section 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.

Section 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower, or other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07. Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 6.02 hereof).

Section 2.08. Keepwell. Each Qualified ECP Guarantor at the time the guarantee or the grant of the security interest hereunder, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its guarantee hereunder and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article II voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 2.08 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 2.08 to constitute, and this Section 2.08 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE III.

PLEDGE OF SECURITIES

Section 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests owned by it on the date hereof (including Equity Interests owned by it and listed on Schedule 10(a) to the Perfection Certificate) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); (b)(i) the debt obligations owed to each Pledgor on the date hereof, (ii) any debt securities in the future issued to such Pledgor and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”). Notwithstanding anything to the contrary herein, the terms “Pledged Collateral”, “Pledged Stock” and “Pledged Debt” shall not include Excluded Property.

Section 3.02. Delivery of the Pledged Collateral.

(a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Securities provided that, (x) in the case of promissory notes or other instruments evidencing Indebtedness, to the extent required to be delivered pursuant to paragraph (b) of this Section 3.02 and (y) in the case of Pledged Securities constituting Equity Interests, excluding certificates representing the Equity Interests of Insignificant Domestic Subsidiaries and Equity Interests of Persons that are not Subsidiaries.

(b) Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $40,000,000 (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Borrower and the Subsidiaries) owed to such Pledgor by any person to be evidenced by a duly executed promissory note to be pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to update the Perfection Certificate. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) Each Pledgor which is an issuer of Pledged Securities agrees (i) to be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) agrees that it will comply with instructions of the Administrative Agent with respect to the applicable Pledged Securities without further consent by the applicable Pledgor, and (iii) that its Equity Interests (as defined in the Agreement) have been pledged pursuant to the terms of the Agreement and will comply with all actions that may be required of it pursuant to Section 3.05 and 4.04(b) of the Agreement.

Section 3.03. Representations, Warranties and Covenants. The Pledgors jointly and severally, represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule 10(a) to the Perfection Certificate correctly sets forth, as of the Closing Date, the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Borrower or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Borrower or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 10(a) to the Perfection Certificate as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Liens permitted under Section 6.02 of the Credit Agreement, and (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Liens permitted under Section 6.02 of the Credit Agreement or arising by operation of law;

(d) other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are.in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement, the Administrative Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Liens permitted under the Credit Agreement or arising by operation of law, as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

Section 3.04. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). At the Time of the Annual Report and at any time following the occurrence and during the continuance of an Event of Default each Pledgor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Administrative Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

Section 3.05. Voting Rights; Dividends and Interest, etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgors of the Administrative Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Administrative Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Administrative Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and after notice by the Administrative Agent to the relevant Pledgors of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Administrative Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Administrative Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Administrative Agent to the relevant Pledgors of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV.

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01. Security Interest.

(a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, each Pledgor hereby pledges to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Goods, including Equipment, Fixtures and Inventory;

(v) all General Intangibles;

(vi) all Instruments;

(vii) all Investment Property (other than the Pledged Securities);

(viii) all Letters of Credit and Letter-of-Credit Rights;

(ix) all Commercial Tort Claims;

(x) all books and records pertaining to the Article 9 Collateral;

(xi) all Intellectual Property; and

(xii) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary herein, the term Article 9 Collateral shall not include Excluded Property.

(b) Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property.” Each Pledgor agrees to provide such information to the Administrative Agent promptly upon request.

The Administrative Agent is further authorized to file with the United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Administrative Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

Section 4.02. Representations and Warranties. The Pledgors jointly and severally represent arid warrant to the Administrative Agent and the Secured Parties that:

(a) Each Pledgor has good, and to each Pledgor’s knowledge, valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement) constitute all the filings, recordings and registrations (other than filings to be made in the United States Copyright Office, as applicable, with respect to Article 9 Collateral consisting of United States registered Copyrights and applications thereof) that are necessary to perfect a security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed agreement in the form hereof (or a short form hereof which form shall be reasonably acceptable to the Administrative Agent) containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States registered Copyrights has been delivered to the Administrative Agent for recording with the United States Copyright Office pursuant to 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Administrative Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Copyrights in which a security interest may be perfected by recording with the United States Copyright Office, as applicable, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary and of Copyrights acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings and other actions described in Section 4.02(b), (A) a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by possession or filing a financing statement in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in such jurisdictions and (B) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form hereof) with the United States Copyright Office. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement or arising by operation of law.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(e) None of the Pledgors holds any Letter-of-Credit Rights individually in excess of $40,000,000 as of the Closing Date.

(f) None of the Pledgors holds any Commercial Tort Claim individually in excess of $10,000,000 as of the Closing Date.

(g) Except as set forth in the Perfection Certificate, as of the Closing Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

Section 4.03. Covenants.

(a) Each Pledgor agrees promptly to notify the Administrative Agent in writing of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly (and, in any event within 30 Business Days or such longer period as otherwise reasonably agreed by the Administrative Agent) to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral, for the benefit of the Secured Parties.

(b) Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to any material portion of the Article 9 Collateral against all persons and to defend the Security Interest of the Administrative Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(c) Subject to the limitations on actions that the Pledgors are required to take set forth herein or in the Credit Agreement, each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral that shall be or become evidenced by any promissory note or other instrument such note or instrument shall be promptly pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Administrative Agent; provided that no such note or instrument shall be required to be delivered to the Administrative Agent to the extent the amount thereof is less than $40,000,000.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Administrative Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule 12(a) to the Perfection Certificate or adding additional schedules thereto to specifically identify any asset or item that may constitute Copyrights or Copyright Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after it has been notified by the Administrative Agent of the specific identification of such Article 9 Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Administrative Agent of the specific identification of such Article 9 Collateral.

(d) After the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) After the occurrence of an Event of Default and during the continuance thereof, at its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Administrative Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Credit Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

(h) Each Pledgor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Administrative Agent and shall be additional Obligations secured hereby.

(i) From and after the occurrence of an Event of Default, to the extent requested by the Administrative Agent, the Pledgors shall comply with the Assignment of Claims Act of 1940, 31 U.S.C. § 3727(c), with respect to each Pledgor’s contracts with the U.S. government or any branch, agency, bureau or subdivision thereof.

Section 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, for the benefit of the Secured Parties, the Administrative Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) [Reserved].

(b) [Reserved].

(c) Commercial Tort Claims. If, at the Time of the Annual Report, any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $10,000,000, such Pledgor shall promptly, and in any event within 15 Business Days, notify the Administrative Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and take such actions as Administrative Agent may reasonably request.

(d) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued (other than a Letter-of-Credit that constitutes Excluded Property), such Pledgor shall promptly notify the Administrative Agent thereof and take such actions as Administrative Agent may reasonably request.

Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral.

(a) Each Pledger agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that, in such Pledgor’s reasonable business judgment, is material to the normal conduct of such Pledgor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws, in each case other than to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Pledger will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark that, in such Pledgor’s reasonable business judgment, is necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights, in each case other than to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Each Pledger will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright that, in such Pledgor’s reasonable business judgment, is necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws, in each case other than to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Each Pledger shall notify the Administrative Agent promptly if it knows that any Patent, Trademark or Copyright that, in such Pledgor’s reasonable business judgment, is material to the normal conduct of such Pledgor’s business may imminently become abandoned, lost or dedicated to the public, or of any materially adverse determination, excluding office actions and similar determinations in the United States Patent and Trademark Office or the United States Copyright Office, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same, in each case other than to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Administrative Agent on an annual basis (at the time of delivery of the annual financial statements pursuant to Section 5.04(a) of the Credit Agreement) (the “Time of the Annual Report”) of each registration and each application, if any, made by itself, or through any agent, employee, licensee or designee, for any Copyright with the United States Copyright Office filed during the preceding fiscal year, and (ii) execute and file any and all agreements, instruments, documents and papers as are necessary or as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Copyright (it being understood, for the avoidance of doubt, that no Pledgor shall be required to make any filings with the United States Patent and Trademark Office).

(e) Upon and during the continuance of an Event of Default, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Administrative Agent’s sole discretion) the designee of the Administrative Agent or the Administrative Agent.

ARTICLE V.

REMEDIES

Section 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law and (c) seek a court order directing every U.S. government or any branch, agency, bureau or subdivision thereof which is under a contract with any Pledgor or any subsidiary thereof to make such payments directly to the Administrative Agent. Without limiting the generality of the foregoing, each Pledgor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Pledgors 15 days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold shall be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(6) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of that portion of the Obligations constituting indemnities, fees, costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks, including all court costs and the fees and expenses of their respective agents and legal counsel arising under the Loan Documents (the amounts so applied to be distributed among the Lenders and Issuing Banks pro rata in accordance with the respective amounts of the Obligations described in this clause second owed to them on the date of any such distribution)

THIRD, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans, the L/C Disbursements and other Obligations arising under the Loan Documents (the amounts so applied to be distributed among the Lenders and the Issuing Banks pro rata in accordance with the respective amounts of the Obligations described in this clause third owed to them on the date of any such distribution);

FOURTH, to the payment in full of that portion of the Obligations constituting unpaid principal of the Loans, the L/C Disbursements and the Obligations then owing under the Secured Hedge Agreements and the Secured Cash Management Agreements (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations described in this clause fourth owed to them on the date of any such distribution);

FIFTH, to the Administrative Agent for the account of each Issuing Bank, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 2.05(j) of the Credit Agreement; and

SIXTH, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

SEVENTH, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Subject to Sections 2.03(e) and 2.03(j), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03. Grant of License To Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to (in the Administrative Agent’s sole discretion) a designee of the Administrative Agent or the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all intellectual property and the right to sue or its designee for past infringement of the intellectual property. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent or its designee in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.

Section 5.04. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE VI.

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.17 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.

Section 6.03. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 hereof and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than contingent or unliquidated obligations or liabilities). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of such Borrower or any Guarantor with respect to its Obligations, and the Borrower and each Guarantor shall remain liable for the full amount of its Obligations.

(b) Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to the Borrower, any other Guarantor or any Subsidiary shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than contingent or unliquidated obligations or liabilities).

ARTICLE VII.

MISCELLANEOUS

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

Section 7.02. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 7.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Section 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 7.06. Administrative Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement. Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto and whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Loan Party or a third party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

Section 7.07. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Administrative Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions or this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Administrative Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.09. Waivers; Amendment.

(a) No failure or delay by the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent, any Issuing Bank, the Lenders or any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender, any Issuing Bank or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission or in electronic format (including “pdf”) shall be as effective as delivery of a manually signed original.

Section 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14. Jurisdiction; Consent to Service of Process.

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other

Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.15. Termination or Release.

(a) This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds and the Commitments have been terminated and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrower or otherwise ceases to be a Guarantor; provided that the Required Lenders shall have consented to such transaction (to the extent such consent is required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Loan Party, or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.15, the Administrative Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Administrative Agent.

Section 7.16. Collateral Suspension and Reversion. Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, during a Collateral Suspension Period, the Security Interest in all Collateral granted hereby shall be automatically released and terminated without any further action; provided, however, that the Security Interest in all Collateral granted hereby shall be automatically reinstated upon the occurrence of the Reversion Date in accordance with Section 5.12 of the Credit Agreement, and each Pledgor shall take all actions set forth in Section 5.12(b) of the Credit Agreement.

Section 7.17. Additional Subsidiaries. Upon execution and delivery by the Administrative Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 7.18. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.18 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:	NUANCE COMMUNICATIONS, INC.

	By:	/s/ Daniel D. Tempesta
	Name:	Daniel D. Tempesta
	Title:	Chief Executive Officer

SUBSIDIARY PARTIES:	NUANCE DOCUMENT IMAGING, INC.

	By:	/s/ Daniel D. Tempesta
	Name:	Daniel D. Tempesta
	Title:	President

NUANCE TRANSCRIPTION SERVICES, INC.

	By:	/s/ Daniel D. Tempesta
	Name:	Daniel D. Tempesta
	Title:	President

VLINGO CORPORATION

	By:	/s/ Daniel D. Tempesta
	Name:	Daniel D. Tempesta
	Title:	President

QUADRAMED QUANTIM CORPORATION

	By:	/s/ Daniel D. Tempesta
	Name:	Daniel D. Tempesta
	Title:	President

Address for Notices:

Nuance Communications Inc.
1 Wayside Road
Burlington, MA 01803
Attn: Daniel D. Tempesta

[Guarantee and Collateral Agreement]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

[Guarantee and Collateral Agreement]

EXHIBIT I

Form of Supplement to the Guarantee and Collateral Agreement

SUPPLEMENT NO.

SUPPLEMENT NO.      dated as of             , 201   (this “Supplement”), to the Guarantee and Collateral Agreement dated as of April 15, 2016 (the “Guarantee and Collateral Agreement”), among NUANCE COMMUNICATIONS, INC. (the “Borrower”), each Subsidiary Party thereto and BARCLAYS BANK PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined herein).

A. Reference is made to the Revolving Credit Agreement, dated as of April 15, 2016 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, the Administrative Agent, and the other parties party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.

C. The Guarantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit. Section 7.17 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

In accordance with Section 7.17 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Guarantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Party and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

Exhibit I-1

The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Administrative Agent has executed a counterpart hereof.

The New Subsidiary hereby represents and warrants that the Perfection Certificate attached hereto as Schedule I and made a part hereof is true and correct as of the date hereof.

Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel for the Administrative Agent.

[signature pages follow]

Exhibit I-2

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[INSERT NAME]

By:
Name:
Title:

Legal Name: [INSERT NAME]

Jurisdiction of Formation: [INSERT]

Location of Chief Executive Office:

[INSERT]

BARCLAYS BANK PLC, as
Administrative Agent

By:
Name:
Title:

Exhibit I-3

Schedule I to Supplement No.

Perfection Certificate

[see attached]

Exhibit I-4

EXHIBIT II

Form of Perfection Certificate

[see attached]

Exhibit II-1

EXHIBIT III

Form of Copyright Security Agreement

Copyright Security Agreement, dated as of [                    ], by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BARCLAYS BANK PLC, in its capacity as administrative agent for the Secured Parties (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Guarantee and Collateral Agreement dated as of April 15, 2016 (the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) all of the following now owned or hereafter acquired by any Pledgor: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (ii) all registrations of any such Copyright in the United States or any other country, including registrations and supplemental registrations in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule I attached hereto; and

(b) all proceeds of any and all of the foregoing.

SECTION 3. Guarantee and Collateral Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Guarantee and Collateral Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

Exhibit III-1

[signature page follows]

Exhibit III-2

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

Exhibit III-3

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Exhibit III-4